Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form F-1 of our report dated March 23, 2004, except for Note 20, which is as of May 25, 2004, relating to the consolidated financial statements and financial statement schedule of LG.Philips LCD Co., Ltd. and its subsidiaries, which appear in such Registration Statement. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ Samil PricewaterhouseCoopers

Seoul, Korea

June 24, 2004